UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

The Company has received number of inquiries into the new Series B Preferred Stock. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Below are a few points on the Series B:

(1)	The Series B Preferred Stock was created to allow the company to raise additional capital to expand without having to use convertible or toxic type of debt.
(2)	The shares have no voting rights or conversion rights.
(3)	The owners of the Series B Preferred shares receive a quarterly dividend of $200 per pound of cannabis sold. The dividend will be distributed on a percentage basis based on the number of outstanding shares owned.
(4)	Any shareholder may purchase shares of the Series B Preferred with a minimum purchase of $1,000.
(5)	The Company will provide additional details on how shareholders may purchase shares of the Series B Preferred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: September 11, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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